EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our report dated April 26, 2021 on the annual financial statements of The Hacienda Company, LLC for the years ended December 31, 2020 and December 31, 2019 included in Lowell Farms Inc.’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-259174) dated July 6, 2022.

Los Angeles, California
July 6, 2022